UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 15, 2026

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2026, Treasure Global Inc, a Delaware corporation (the “Company” or “TGL”), entered into the Brand Mastery & Market Development Consultancy Agreement (the “Agreement”) with PEPE CEMERLANG MARKETING, a company incorporated under the laws of Malaysia (Company Registration No. 202503132894) (the “Consultant”). The Agreement identifies the Company as having Registration No. 7908921 and is effective as of October 15, 2026 (the “Effective Date”).

Under the Agreement, the Company engaged the Consultant on a non-exclusive basis to provide brand strategy, brand identity development, and marketing and growth execution services (collectively, the “Services”) described in Appendix A. Phase 1, Establish the Brand Foundation, covers market, competitor and industry landscape study, consumer and target audience research, brand vision, mission, values and story, brand architecture and positioning, messaging framework and tone of voice, brand strategy blueprint, positioning and messaging framework, consumer research and insights report, naming and trademark screening report, and strategic brand roadmap. Phase 2, Craft Brand Identity, covers visual identity, brand guidelines, corporate and outlet branding, digital brand direction, and brand launch preparation. Phase 3, Execute Marketing and Growth, covers an integrated marketing strategy and KPI framework, social media, content and video production, paid advertising, influencer and KOL campaigns, CRM, loyalty and referral programs, offline marketing and events, and performance reporting and governance. The Consultant does not guarantee any specific commercial outcome and may engage third parties at its own cost, but remains responsible for their acts and omissions.

Subject to the Company’s reasonable satisfaction of the Deliverables, the Company will pay the Consultant a total Service Fee of United States Dollars Two Million (USD 2,000,000.00). The milestone schedule is: Phase 1, Establish the Brand Foundation—USD 660,000 upon signing of the Agreement and USD 200,000 upon completion and delivery of all Phase 1 Deliverables to the Company’s reasonable satisfaction; Phase 2, Craft Brand Identity—USD 550,000 upon commencement of Phase 2 and USD 190,000 upon completion and delivery of all Phase 2 Deliverables to the Company’s reasonable satisfaction; and Phase 3, Execute Marketing and Growth—USD 300,000 upon commencement of Phase 3 and USD 100,000 upon completion and delivery of all Phase 3 Deliverables to the Company’s reasonable satisfaction.

At the Company’s sole and absolute discretion, each milestone may be paid by wire transfer in cash, by issuance of Shares to the Consultant or its nominee, or through a combination of cash and Shares. If Shares are used, the number of Shares will equal the relevant portion of the milestone divided by the last closing price of the Company’s common stock on The Nasdaq Stock Market on the trading day immediately preceding the Company’s notice of its election to pay in Shares. Shares will be issued on a restricted stock basis for six (6) months from issuance, within fifteen (15) days after the relevant payment date, with legends required by applicable securities laws; transfers during the restricted period are subject to Rule 144 of the Securities Act and prior written notice to the Company. For cash payments, the Company must provide at least fourteen (14) days’ prior notice of its election, and the cash component is payable within fourteen (14) days after the Consultant’s delivery invoice, subject to the Consultant’s performance and the Company’s satisfaction of the Deliverables. Each Party is responsible for its own taxes, and the Consultant bears applicable taxes on its supplies and services.

The Agreement has an eighteen (18)-month Term commencing on the Effective Date and may be extended in writing. It provides for thirty (30) calendar days of post-project support after the Term, including responses to reasonable queries, delivery of source and editable files, knowledge transfer, and delivery of brand and campaign assets, subject to payment of the Service Fee in full. Either Party may terminate immediately for an incurable or uncured breach (including a thirty (30)-day cure period), specified insolvency events, or mutual written agreement, and termination may occur without liability if required by law or governmental directive. The Consultant is an independent contractor and may provide similar services to others so long as there is no conflict of interest; the Company may obtain similar services from third parties. Upon full payment of the Service Fee, the Work Product and related intellectual property vest in and are assigned to the Company, while the Consultant retains its pre-existing intellectual property and grants a perpetual, irrevocable, non-exclusive, royalty-free, worldwide license to any such intellectual property incorporated into the Work Product. Pending full payment, the Company has a non-exclusive, royalty-free license to use the Work Product for internal business purposes. The Parties’ confidentiality obligations cover Confidential Information, subject to customary exclusions, require return or destruction upon request or termination, and survive termination. Each Party provides indemnification for specified breaches, misconduct and third-party claims, with indemnification obligations surviving termination. The Agreement is governed by the laws of Malaysia, subject to the exclusive jurisdiction of the courts of Malaysia after a thirty (30)-calendar-day good-faith consultation period, and includes written-notice, entire-agreement, written-amendment and assignment restrictions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Under Clause 4.2 of the Agreement, the Company may elect, in its sole and absolute discretion, to satisfy any milestone payment in Shares, in cash, or in a combination of cash and Shares. If the Company elects to issue Shares as compensation for the Services, the number of Shares will be calculated by dividing the relevant portion of the applicable milestone by the last closing price of the Company’s common stock on The Nasdaq Stock Market on the trading day immediately preceding the date on which the Company notifies the Consultant of its election to pay in Shares. Any such Shares would be issued within fifteen (15) days from the relevant payment date on a restricted stock basis for six (6) months from the date of issuance, subject to Rule 144 of the Securities Act, and would bear a restrictive legend as required by applicable securities laws. During the restricted period, the Shares may not be sold, transferred, pledged or otherwise disposed of except in compliance with Rule 144, and any transfer or disposition requires prior written notice to the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Brand Mastery & Market Development Consultancy Agreement between Treasure Global Inc and PEPE CEMERLANG MARKETING
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2026	TREASURE GLOBAL INC.

	By:	/s/ Pusparajan a/l Vadiveloo
	Name:	Pusparajan a/l Vadiveloo
	Title:	Chief Financial Officer

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